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                                                                    EXHIBIT 23.2

               [YOUNG CONAWAY STARGATT & TAYLOR, LLP LETTERHEAD]

                                October 2, 2001


Discover Bank
12 Reads Way
New Castle, Delaware 19720

                  Re:      Discover Card Master Trust I
                           ----------------------------


Ladies and Gentlemen:

          We hereby consent to the filing of our opinion as an Exhibit to Amendment No. 1 to the Registration Statement on Form S-3 of Discover Bank and Discover Card Master Trust I on or about October 2, 2001 and to the references to our firm in the prospectus to be included therein under the captions "The Seller - Insolvency-Related Matters" and "Legal Matters".

                                         Very truly yours,

                                         YOUNG CONAWAY STARGATT & TAYLOR, LLP


                                         By: /s/ RICHARD A. LEVINE
                                             --------------------------------
                                             Richard A. Levine